UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2009

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

As previously reported, on March 1, 2009, Spansion Inc. (the “Company”), Spansion Technology LLC, Spansion LLC, Spansion International, Inc. and Cerium Laboratories LLC (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) for reorganization relief under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) (collectively, the “Chapter 11 Cases”). The Debtors continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

Settlement of Samsung ITC, Delaware and Japan Litigations

Background

On November 17, 2008, the Company and Spansion LLC (collectively, “Spansion”) filed a complaint (the “ITC Action”) under section 337 of the Tariff Act of 1930, 19 U.S.C. § 1337, in the United States International Trade Commission (the “ITC”) against respondents Samsung Electronics Co., Ltd., Samsung Electronics America, Inc., Samsung International, Inc., Samsung Semiconductor, Inc. and Samsung Telecommunications America, LLC (collectively, the “Samsung Group”) and Apple, Inc., Hon Hai Precision Industry Co., Ltd., AsusTek Computer Inc., Asus Computer International, Inc., Kingston Technology Company, Inc., Kingston Technology (Shanghai) Co. Ltd., Kingston Technology Far East Co., Kingston Technology Far East (Malaysia) Sdn. Bhd., Lenovo Group Limited, Lenovo (United States) Inc., Lenovo (Beijing) Limited, Lenovo Information Products (Shenzhen) Co., Ltd., Lenovo (Huiyang) Electronic Industrial Co., Ltd., Shanghai Lenovo Electronic Co., Ltd., PNY Technologies, Inc., Research In Motion, Ltd., Research In Motion Corporation, Sony Corporation, Sony Corporation of America, Sony Ericsson Mobile Communications AB, Sony Ericsson Mobile Communications (USA), Inc., Beijing SE Putian Mobile Communication Co., Ltd., Transcend Information Inc., Transcend Information Inc. (US), Transcend Information Inc. (Shanghai Factory), Verbatim Americas LLC and Verbatim Corporation (collectively, the “Downstream Respondents”).

In the ITC Action, Spansion alleged that the Samsung Group and the Downstream Respondents infringe United States Patent Nos. 6,380,029, 6,080,639, 6,376,877 and 5,715,194 (the “Asserted Patents”), which are owned by Spansion LLC, through the unlawful importation into the United States of certain Samsung Group Flash memory chips. The complaint sought a permanent general exclusion order pursuant to section 337(d) of the Tariff Act of 1930, as amended, excluding from entry into the United States the Samsung Group chips that infringe any of the Asserted Patents and all products produced by the Downstream Respondents that contain such chips. The complaint also sought a permanent cease and desist order pursuant to section 337(f) of the Tariff Act of 1930, as amended, prohibiting the Samsung Group and the Downstream Respondents from importing, selling for importation, using, offering for sale, selling after importation, building inventory for distribution, distributing, licensing or otherwise transferring within the United States Samsung Group chips that infringe the Asserted Patents and/or products containing such chips.

On November 17, 2008, Spansion LLC also filed a complaint, Civil Action No. 08-855-SLR, in the United States District Court for District of Delaware (the “Delaware Action”), against defendants Samsung Electronics Co., Ltd. (“Samsung”), and Samsung Electronics America, Inc., Samsung Semiconductor, Inc., Samsung Telecommunications America, LLC and Samsung Austin Semiconductor, LLC (collectively, “Samsung U.S.”), alleging that certain Samsung flash memory chips infringed United States Patent Nos. 6,455,888, 6,509,232, 5,831,901, 5,991,202, 6,433,383 and 6,246,610 (the “Spansion Patents”). The complaint sought a judgment that Samsung and Samsung U.S. infringed the Spansion Patents, permanent injunctive relief, damages, including a trebling of damages for alleged willful conduct, and attorney’s fees, costs and expenses. On January 8, 2009, Samsung U.S. answered the complaint, and asserted a number of affirmative defenses. Samsung U.S.’s answer sought a judgment of non-infringement as well as attorney’s fees, costs and expenses in connection with defending against Spansion’s claims. On January 16, 2009, Samsung answered the complaint, asserted affirmative defenses and counterclaimed that Spansion infringed United States Patent Nos. 6,930,050, 5,748,531, 5,740,065, 5,567,987 and 5,173,442 owned by Samsung (the “Samsung Patents”). Samsung’s counterclaim sought a judgment that Spansion infringed the Samsung Patents, permanent injunctive relief, damages, including a trebling of damages for alleged willful conduct, and attorney’s fees, costs and expenses.

On January 28, 2009, Samsung filed a patent infringement complaint in Japan (the “Japan Action” and together with the ITC Action and the Delaware Action, the “Actions”) against Spansion Japan Limited alleging that certain Spansion Japan flash memory chips infringed certain Japanese patents allegedly owned by Samsung. The complaint sought both injunctive relief and damages.

Settlement Agreement

On March 16, 2009, the Company, Spansion LLC and Samsung entered into a settlement agreement (the “Settlement Agreement”) with respect to the Actions. The Settlement Agreement was effective upon the approval of the Settlement Agreement by Samsung’s Board of Directors, which was obtained on April 6, 2009.

Pursuant to the Settlement Agreement:

•

the Company has granted Samsung a non-exclusive, worldwide, fully paid-up, royalty free, perpetual and irrevocable license to Spansion’s existing and future patents (the “Licensed Patents”), which such license is nontransferable and without the right to sublicense except to subsidiaries of Samsung;

•

the Company has agreed to not sue Samsung or its subsidiaries, or the distributors, resellers, retailers and customers of Samsung or its subsidiaries, under the Licensed Patents for making, having made, using, having used, selling, having sold, offering for sale, having offered for sale, importing or having imported any products or services of Samsung and/or its subsidiaries or practicing any methods claimed in the Licensed Patents in connection with any products or services of Samsung and/or its subsidiaries, which such protective right extends worldwide and in perpetuity;

•

Until either the Company or Spansion LLC undergoes a Change-in-Control (as defined in the Settlement Agreement), Samsung has agreed to not assert its patents or patent applications owned by Samsung and controlled by its semiconductor division against the Company and its subsidiaries with respect to any product the Company makes or has exclusively made and sells exclusively under a brand the Company owns or controls, which such protective right cannot be sold, delegated, assigned, transferred, sublicensed or otherwise disposed of by the Company or its subsidiaries;

•

Samsung and the Company will (i) seek approval to stay all proceedings and actions related to the Actions and (ii) upon approval of the Settlement Agreement by the Bankruptcy Court, seek dismissal of all claims related to the Actions; and

•

Upon the approval without modification of the Settlement Agreement by the Bankruptcy Court, the dismissal of the claims and the satisfaction of certain conditions specified in the Settlement Agreement, Samsung will pay the Company an initial payment of US$ 40 million, followed by six equal monthly payments of US$ 5 million each, with the first such monthly payment being made 30 days after the date of the initial payment.

The Settlement Agreement shall terminate (i) automatically if the Bankruptcy Court fails to approve the Settlement Agreement within sixty days of the filing of a motion seeking its approval; (ii) automatically upon the failure by the Parties to obtain dismissals of the Actions within thirty days of the first filed notice of dismissal related thereto; (iii) at Samsung’s election upon written notice in the event any motion or other pleading by Spansion to the Bankruptcy Court describing the Settlement Agreement is not reasonably satisfactory to Samsung; and (iv) at Samsung’s election upon written notice in the event the Bankruptcy Court modifies the terms and conditions of the Settlement Agreement.

The foregoing is a summary of the terms of the Settlement Agreement and does not purport to summarize or include all terms thereof. The foregoing summary is qualified in its entirety by reference to the Settlement Agreement, which will be filed as a exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 28, 2008.

A copy of the Company’s press release announcing a the Settlement Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release regarding Samsung Settlement Agreement dated April 7, 2009.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 10, 2009	SPANSION INC.

	By:	/s/ John H. Kispert
	Name:	John H. Kispert
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release regarding Samsung Settlement Agreement dated April 7, 2009.